U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                 TechLite, Inc.
                 (Name of small business issuer in its charter)

 Oklahoma                          23531                            73-1522114
 ---------              ----------------------------                -----------
(state of               (Primary Standard Industrial               (IRS Employer
incorporation)           Classification Code Number)                I.D. Number)


                        6106 East 32nd Place, Suite 101
                                Tulsa, OK 74135
                                  918-664-1441
             ------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                                 J. D. Arvidson
                        6106 East 32nd Place, Suite 101
                                Tulsa, OK 74135
                                  918-664-1441
            -------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:
             Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                     201 Robert S. Kerr Avenue, Suite 1000
                            Oklahoma City, OK 73102

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        Calculation of Registration Fee




  Title of                            Proposed     Proposed
 each class                           maximum      maximum
of securities         Amount         offering     aggregate     Amount of
  to be               to be           price       offering    registration
 registered         registered       per unit      price          fee
------------       ----------      ----------   ----------    -------------
Common Stock        150,000            (1)           (1)          $53(1)




(1) These 150,000 shares are to be offered by one selling shareholder from time to time at fluctuating market prices. The registration fee for these shares is based on the average of the high and low prices of the registrant's common stock as reported on March 7, 2001 on the OTC Bulletin Board - $1.39. Reg. 230.457(c).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.



                                                                      PROSPECTUS




                                 TECHLITE, INC.

                         150,000 Shares of Common Stock


        150,000 shares of Common Stock are being offered by one selling security holder. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holder and for the payment of his brokerage commissions.

        The selling security holder will offer the 150,000 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.




                 ---------------------------------------------
               Our Common Stock trades on the OTC Bulletin Board.
                         Its trading symbol is "THLT".
                 ---------------------------------------------






The  purchase of  these  shares         Neither   the  Securities  and  Exchange
involves a high degree of risk.         Commission  nor   any  state  securities
See  "Risk Factors,"  beginning         commission  has approved or  disapproved
on page 1.                              these  securities or  determined if this
                                        offering   memorandum   is   truthful or
                                        complete.   Any  representation  to  the
                                        contrary is a criminal offense.








                                 TechLite, Inc.
                        6106 East 32nd Place, Suite 101
                                Tulsa, OK 74135
                             Telephone 918-664-1441

                                March ___, 2001

                                    SUMMARY

        The Company. TechLite, Inc. was incorporated in Oklahoma on June 3, 1997, for the purpose of merging with TechLite Applied Sciences, Inc. of Tulsa, Oklahoma. On October 21, 1999 we merged with TechLite Applied Sciences. The historical financial statements of TechLite are those of TechLite Applied Sciences, Inc., which was incorporated in Oklahoma on November 9, 1992.

        TechLite, through its predecessor in interest, has been engaged since 1993 in the business of retrofitting existing lighting fixtures in buildings used for commercial, education, manufacturing, institutional and health care purposes. It installs highly efficient reflectors, improved electronic ballasts, and energy-efficient fluorescent lamps that make possible a 60 percent or greater reduction in electricity consumption. It does this while maintaining or improving existing light levels.

        We have our headquarters in Tulsa, Oklahoma, and branch offices in Dallas, Texas. Our fiscal year ends December 31. We have operated at a loss from inception through the fiscal year that ended December 31, 2000.


                                  RISK FACTORS
                                  ------------

        The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

1. We Have No History of Profitable Operations.
----------------------------------------------
               Our company was organized in late 1997 and is not yet operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

2. It is Likely That Trading in Our Stock Will Be Volatile and Limited.
----------------------------------------------------------------------
               Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

3. Our Success May Depend On Our Ability to Retain Key Personnel.
----------------------------------------------------------------
               We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are J. D. Arvidson, chief executive officer of TechLite; and Mark Galvin, vice president. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

4. Should  a Change in Management  Seem Necessary,  It Will Be Difficult For the
--------------------------------------------------------------------------------
Non-Management Shareholders To Do This.
--------------------------------------
               The company's officers and directors and their affiliates own approximately 36.7 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

5. We Do Not Intend To Pay Dividends.
------------------------------------
               For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

6. We Indemnify Most Acts of Our Officers and Directors.
-------------------------------------------------------
               Pursuant to the Oklahoma General Corporation Act, under most circumstances the company's officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company's business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

                                USE OF PROCEEDS

        All proceeds from the sale of the 150,000 shares of common stock offered herein will go to the selling security holder for his own personal use after the payment of any brokerage commissions.

                        DETERMINATION OF OFFERING PRICES

        The selling security holder proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

                          THE SELLING SECURITY HOLDER

        The selling security holder of the 150,000 shares of common stock of TechLite offered hereby has never had a position, office or other material relationship within the past three years with TechLite or any of its predecessors or affiliates. The selling security holder is under the control of William J. Nalley, 2137 Vesta Entrada, Newport Beach, California 92660.

        The selling security holder's ownership of the company's common stock, both before and after the offering, is as follows:


                  Amount of Common Stock
                  ----------------------                   Percentage of Class
                                           Owned After         to be Owned
Selling                        Amount       Offering         After Offering
Security Holder   Owned Now    Offered     Is Complete         Is Complete
---------------   ---------  -----------   -----------   -----------------------
Orsay              150,000     150,000          0                 0


                              PLAN OF DISTRIBUTION

        The selling security holder may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

        The selling security holder and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

        With respect to the plan of distribution for the sale by the selling security holder as stated above,

     o if the securities are sold in block transactions and the purchaser wishes to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

     o if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

        The company has been advised that the selling security holder understands the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                           DESCRIPTION OF SECURITIES
                           -------------------------

        The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently 3,521,797 outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock
------------

        Voting Rights. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

        Dividend Rights. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

        Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's Preferred Stock.

        Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

        Registrar and Transfer Agent. The company's registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

        Dissenters' Rights. Under current Oklahoma law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

Preferred Stock
---------------

        The company is also authorized to issue 10 million shares of Preferred Stock, $0.001 par value. No shares of Preferred Stock have been issued.

        The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

        There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

        Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan owns 1,813 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 103,773 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the shares owned of record by such trust.

                                INDEMNIFICATION

        Under Oklahoma corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

        In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Oklahoma law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by Oklahoma law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Oklahoma corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, TechLite may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference into this prospectus the following documents that have been filed with the Securities and Exchange Commission:

     o Our latest annual report on Form 10-KSB for our fiscal year ended January 31, 2000, which report contains financial statements for our fiscal year ended January 31, 2000,

     o Our Form 10-QSB quarterly report for the fiscal quarter ended July 31, 2000, which report contains financial statements for the interim period ended July 31, 2000,

     o Our Form 8-K of September 11, 2000, which reported our change of fiscal year from January 31 to December 31, and

     o Our Form 10-QSB transition report which contains interim financial statements for the transition period from August 1, 2000 through September 30, 2000.

We also incorporate by reference all other documents that we may subsequently file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. In this regard,

     o    we will provide this information upon either written or oral request,

     o    we will provide this information at no cost to the requester, and

     o any request for this information must be made to Carol E. Sage of our office at telephone number 1-918-664-1441 or addressed to her at TechLite, Inc., 6106 East 32nd Place, Suite 101, Tulsa, Oklahoma 74135.

Reports to Security Holders

        We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. TechLite is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                MATERIAL CHANGES

        There is an important development in our business that has occurred since the end of our last fiscal year. It was described in a report on Form 10-QSB for the quarterly period ended July 31, 2000, filed with the Commission and in a report on Form 10-QSB for the transition period from August 1, 2000, through September 30, 2000, filed with the Commission. To place this development into context, the following is an updated version of our "Outlook" section of our "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-QSB for the transition period from August 1, 2000 through September 30, 2000.

        OUTLOOK

        On July 13, 2000, TechLite entered into an Agreement and Plan of Merger with Sun and Sun Industries, Inc., of Huntington Beach, California and the shareholders of Sun and Sun Industries, Inc. Pursuant to the agreement, Sun and Sun Industries shall merge with a to-be-formed, wholly-owned subsidiary of TechLite with such subsidiary to be the surviving corporation of the merger. The merger shall occur one week after Sun and Sun Industries obtains an audit of its last two years of operations.

        TechLite is required to contribute $1,200,000 in cash and 600,000 shares of TechLite common stock to its subsidiary at the time of its formation. When the merger occurs, the outstanding shares of Sun and Sun Industries shall convert into the 600,000 shares of TechLite common stock held by the subsidiary, and the $1,200,000 in cash shall be distributed to creditors of Sun and Sun Industries. The shareholders of Sun and Sun Industries shall also be entitled to receive $3 million in cash or in TechLite common stock over the three-year period after the effective date of the merger as follows:

     o $250,000 worth of TechLite common stock one year after the merger, the "worth" of the stock being equal to the higher of $0.50 a share or the 50-day moving average price of the stock; provided that TechLite can elect to contribute up to fifty percent of such $250,000 in cash,

     o $750,000 worth of TechLite common stock two years after the merger, the "worth" of the stock being equal to the higher of $0.50 a share or the 50-day moving average price of the stock; provided that TechLite can elect to contribute up to fifty percent of such $750,000 in cash, and

     o $2,000,000 worth of TechLite common stock three years after the merger, the "worth" of the stock being equal to the higher of $0.50 a share or the 50-day moving average price of the stock; provided that TechLite can elect to contribute up to fifty percent of such $2,000,000 in cash.

Should the 50-day moving average price of TechLite's common stock be less than $0.50 a share on any of the three anniversaries of the merger, the shareholders of Sun and Sun Industries can require that up to fifty percent of the dollar obligation due that day be paid in cash rather than in stock.

        The shareholders of Sun and Sun Industries are given certain rights over the three-year period after the merger with regard to representation on the board of directors of TechLite, to the election of officers of TechLite and to participation in any stock options that may be granted by TechLite.

        The company's future results of operations and the other forward-looking statements contained in this Outlook involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: inability of the company to obtain needed additional capital, loss of personnel - particularly chief executive officer J.
D. Arvidson - as a result of accident or for health reasons, interruptions in the supply of inventory from manufacturers of the inventory, and an accident involving life or serious bodily harm that fairly or unfairly would bring into question the safety of using the company's fire suppressant products.

                                 LEGAL MATTERS

        Thomas J. Kenan, Esq., of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer, sale and issuance of the shares offered herein.




                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        The   estimated   expenses  of  this   offering,   other  than  brokers'
commissions, are as follows:
                                                  Estimated
                 Item                               Amount
      ----------------------                      ---------

        Registration fees                          $    53
        Transfer agent's fees                           45
        Printing                                        50
        Legal                                        3,000
        Accounting                                   1,000
        EDGAR provider fees                          2,000
                                                    -------
                                                   $ 6,148

        The Registrant will advance all the above expenses and send invoices to the selling security holder for reimbursement of the expenses.

Item 15.  Indemnification of Directors and Officers

        The general corporation law of Oklahoma and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit
Number         Description of Exhibit
-------        ----------------------

5       -      Opinion  of  Thomas J. Kenan,  Esquire,  on the  legality  of the securities being registered.

23      -      Consent  of  Causon & Westhoff  to  be named as  an expert in the
               Registrant's Form 10-KSB for the fiscal year ended January 31, 2000, which is incorporated herein.

23.1    -      Consent of Thomas J. Kenan, Esquire, to the  reference  to him as an attorney who has passed upon certain information contained in the Registration Statement.

Item 28.  Undertakings

        TechLite, Inc. will:

        For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tulsa, Oklahoma.

Date: March 15, 2001               TECHLITE, INC.



                                    By:/s/J.D. Arvidson
                                       -----------------------------------------
                                       J. D. Arvidson,  Chief Executive Officer,
                                       and individually as a Director


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                    /s/ J.D. Arvidson
                                    --------------------------------------------
Date: March 15, 2001                J. D. Arvidson,  President,  Chief Financial
                                    Officer  and  Principal  Accounting Officer,
                                    and Director


                                    /s/ C.O. Sage
                                    --------------------------------------------
Date: March 15, 2001                C. O. Sage, Vice President,
                                    Secretary, and Director


                                    /s/ Gerald E. Hahn
                                    --------------------------------------------
Date: March 15, 2001                Gerald Hahn, Director



PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.





                                 TechLite, Inc.



                                    Form S-3
                                List of Exhibits


Exhibit
Number                Description of Exhibit
-------               ----------------------


5        -     Opinion  of  Thomas J. Kenan,  Esquire,  on the  legality of  the securities being registered.

23       -     Consent of Causon & Westhoff   to be  named as  an expert  in the
               Registrant's Form 10-KSB for the fiscal year ended January 31, 2000, which is incorporated herein.

23.1     -     Consent of Thomas J. Kenan, Esquire, to the  reference  to him as an attorney who has passed upon certain information contained in the Registration Statement.


                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                     201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 March 15, 2001








J.D. Arvidson, Chief Executive Officer
TechLite, Inc.
6106 East 32nd Place, Suite 101
Tulsa, OK 74135

                               Re: TechLite, Inc.

Dear Mr. Arvidson

        I have reviewed the Form S-3 Registration Statement of TechLite, Inc. and am of the opinion that the securities being registered in the Form S-3 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan






                                                                       Exhibit 5
                                                                Page 1 of 1 Page









                         INDEPENDENT AUDITOR'S CONSENT





        We consent to the use of our report dated April 25, 2000, with respect to the financial statements of TechLite, Inc. included in a Form 10-KSB Annual Report, which is incorporated by reference in the Form S-3 Registration Statement of TechLite, Inc.



                              /s/ Causon & Westhoff
                             --------------------------------------------------
                             CAUSON & WESTHOFF




Tulsa, Oklahoma
March 15, 2001








                                                                      Exhibit 23
                                                                Page 1 of 1 Page



                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                     201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 March 15, 2001




J.D. Arvidson, Chief Executive Officer
TechLite, Inc.
6106 East 32nd Place, Suite 101
Tulsa, OK 74135

                             Re:    TechLite, Inc.

Dear Mr. Arvidson:

        The undersigned is named in the Form S-3 Registration Statement of TechLite, Inc. (the "Company"), an Oklahoma corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of shares of Common Stock of the Company to be offered for sale by certain selling security holders. The capacity in which the undersigned is named in such S-3 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

        The undersigned hereby consents to being named in such S-3 Registration Statement in the capacity therein described.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan




                                                                    Exhibit 23.1
                                                                Page 1 of 1 Page